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THIRD AMENDMENT TO EXECUTIVE SERVICES AGREEMENT

This Third Amendment (the "Third Amendment") to the Executive Services Agreement between Babcock & Wilcox Enterprises, Inc. (the "Company") and BRPI Executive Consulting, LLC ("BRPI") dated November 19, 2018 (the "Services Agreement") is made and entered into as of December 29, 2023 (the "Effective Date").

RECITALS

WHEREAS, the Company and BRPI desire to amend the Services Agreement as amended by the First Amendment thereto dated April 22, 2020 and the Second Amendment thereto dated November 5, 2020 (the "Existing Agreement") to extend the term of the Agreement, on the terms and conditions specified in this Third Amendment; and

WHEREAS, Section 10.2 of the Existing Agreement sets forth that the Existing Agreement may only be amended by an agreement in writing signed be each party; and

WHEREAS, each of the Company and BRPI desire to amend the Existing Agreement.

NOW, THEREFORE, in consideration of the foregoing, Section 2 of the Existing Agreement is hereby deleted in its entirety and restated as follows:

"2. TERM

The term of this Agreement shall commence on November 19, 2018 and shall continue through December 31, 2028, (the "Term"), unless terminated by either party by giving thirty (30) days prior written notice to the other party."

Except as set forth above, nothing in this Third Amendment shall be deemed to alter, amend, or modify any other provisions of the Existing Agreement.

IN WITNESS WHEREOF, the parties hereto have agreed to and have executed this Third Amendment as of the Effective Date.

BRPI EXECUTIVE CONSULTING, LLC:

By: Phil Ahn
Name: Phil Ahn
Title: CFO

BABCOCK & WILCOX ENTERPRISES, INC.

By: ________________________
Name: John J. Dziewisz
Title: Executive Vice President & Corporate Secretary

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